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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of our report dated March 20, 1998 on the statement of revenues and certain expenses of 888 7th Avenue for the year ended December 31, 1997, which report appears in the Form 8-K of Vornado Realty Trust filed with the Securities and Exchange Commission on or about February 12, 1999.

Vornado Realty Trust:
         Registration Statement No. 333-64015 on Form S-3 Amendment No. 1 to Registration Statement No. 333-50095 on Form S-3 Registration Statement No. 333-52573 on Form S-8 Registration Statement No. 333-29011 on Form S-8 Registration Statement No. 333-09159 on Form S-8

Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements):
         Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3 Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3



DELOITTE & TOUCHE LLP


New York, New York
February 8, 1999